UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2020

Regulus Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35670	26-4738379
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10628 Science Center Drive, Suite 225 San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 202-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RGLS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

As previously disclosed by Regulus Therapeutics Inc. (the “Company”) in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 22, 2019, on November 19, 2019 the Company received notice from the Nasdaq Stock Market LLC (“Nasdaq”) that the Company’s stockholders’ equity as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 did not satisfy the Nasdaq Capital Market continued listing requirement set forth in Nasdaq Stock Market Rule 5550(b)(1) (the “Stockholders’ Equity Requirement”).

On December 24, 2019, the Company completed a Milestone Closing under its Securities Purchase Agreement, dated May 3, 2019, with certain institutional and other accredited investors (the “Purchasers”), pursuant to which the Company sold and issued to the Purchasers 3,288,390 shares of newly designated non-voting Class A-2 convertible preferred stock of the Company and accompanying warrants to purchase an aggregate of 32,883,900 shares of common stock of the Company for an aggregate purchase price of approximately $26.0 million. Net proceeds to the Company from the Milestone Closing after deducting placement agent fees but before deducting other expenses payable by the Company are approximately $24.6 million. The Milestone Closing and related matters are described in more detail in the Company’s Current Report on Form 8-K filed with the SEC on December 24, 2019.

As of the date of this report, the Company believes it has regained compliance with the Stockholders’ Equity Requirement based upon the net proceeds to the Company from the Milestone Closing referenced above. Nasdaq will continue to monitor the Company’s ongoing compliance with the Stockholders’ Equity Requirement and, if at the time of the Company’s next periodic report the Company does not evidence compliance with the Stockholders’ Equity Requirement, the Company may be subject to delisting. There can be no assurance that the Company will be able to maintain compliance with the Stockholders’ Equity Requirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regulus Therapeutics Inc.

Date: January 3, 2020	By:	/s/ Joseph Hagan
Joseph Hagan
President and Chief Executive Officer